Exhibit (j)(1)

CONSENT OF SHEARMAN & STERLING LLP

        We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of TD Waterhouse Trust filed as part of Post-Effective Amendment No. 8 to the Registration Statement (File No. 333-84623) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 333-84623).

      /s/ Shearman & Sterling LLP
      Shearman & Sterling LLP

New York, New York
May 28, 2004